Parallel Flight Technologies, Inc. - Private Placement Memorandum

CONFIDENTIAL PRIVATE OFFERING MEMORANDUM

PARALLEL FLIGHT TECHNOLOGIES, INC.

                                                                            450 McQuaide Drive

                                                                            La Selva Beach, CA.  95076

                                                                                 www.parallel.aero

                                                     Offering Amount: $1,500,000.00

Up to 500,000 shares of Class B Common Stock for $3.00 per share

Minimum Subscription:  $2,500

This Confidential Private Offering Memorandum (this “Memorandum”) relates to the offer and sale of shares of Class B Common Stock of Parallel Flight Technologies, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”) for $3.00 per share (this “Offering”). The offer and sale of our Class B Common Stock (the “Class B Shares” or the “Securities”) will commence on June 1, 2020 and terminate on November 30, 2020, or on such other earlier or later date as decided by the Company in its sole discretion. The Company may withdraw this Offering at any time, and for any reason. There is no minimum amount of financing required before the Company may begin closing on subscriptions, and the Company may, in its discretion, sell substantially less than the number of Class B Shares being offered in this Offering.

Investors who purchase the first $250,000 in Class B Shares in this offering shall be issued 20% bonus shares (effectively a discount). Those investors will receive, as part of their investment, 12 shares for every 10 shares they purchase in this offering.  Fractional shares will not be distributed and share bonuses will be determined by rounding down to the nearest whole share.

The Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Securities are being offered and sold only (1) to “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) in compliance with Rule 506(c) of Regulation D under the Securities Act and (2) outside the United States to persons other than “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance upon Regulation S under the Securities Act.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, any foreign securities authority or any other federal, state or foreign regulatory authority has approved or disapproved of these Securities or determined if this Memorandum is truthful or complete. Any representation to the contrary is unlawful and may be a criminal offense.

No action has been taken in any jurisdiction to permit a public offering of the Securities.

Investing in the Securities involves a high degree of risk. You should carefully consider the risks summarized under “Risk Factors” of this Memorandum for a discussion of important factors you should consider before purchasing Securities.

The date of this Memorandum is June 1, 2020.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

               TABLE OF CONTENTS

PAGE

NOTICES TO PURCHASERS1

FORWARD-LOOKING STATEMENTS5

OUR BUSINESS6

Accomplishments8

Government Regulation9

Intellectual Property9

Competitors and Industry10

Employees10

Property11

Legal Proceedings11

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS11

Results of Operation11

Liquidity and Capital Resources12

Debt12

Plan of Operations12

DIRECTORS AND EXECUTIVE OFFICERS11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS13

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS14

RISK FACTORS15

Risks Related to Our Business15

Risks Related to This Offering of Our Class B Shares22

CAPITALIZATION OF THE COMPANY25

Conversion of Class B Shares26

Simple Agreements for Future Equity26

USE OF PROCEEDS27

PLAN OF DISTRIBUTION28

Purchaser Qualifications28

Other Requirements29

How to Invest31

Exhibit A – Financial Statements

Exhibit B – Certain Foreign Securites Laws Notices

Parallel Flight Technologies, Inc. - Private Placement Memorandum

NOTICES TO PURCHASERS

NO PROSPECTUS HAS BEEN FILED WITH ANY SECURITIES REGULATORY AUTHORITY IN THE UNITED STATES OR IN ANY OTHER JURISDICTION IN CONNECTION WITH THE OFFERING HEREUNDER. THIS MEMORANDUM IS NOT TO BE CONSTRUED AS A PROSPECTUS OR ADVERTISEMENT OR A PUBLIC OFFERING OF COMMON STOCK AND DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY COUNTRY, STATE, OR OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED. PROSPECTIVE PURCHASERS SHOULD READ THE WHOLE OF THIS MEMORANDUM AND SHOULD BE AWARE THAT THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” OF THIS MEMORANDUM FOR A DISCUSSION OF RISKS AND OTHER FACTORS WHICH SHOULD BE CONSIDERED PRIOR TO ANY PURCHASE OF COMMON STOCK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE INFORMATION CONTAINED IN THIS MEMORANDUM IS PRIVILEGED, PROPRIETARY, AND OTHERWISE PROTECTED FROM DISCLOSURE. EACH PROSPECTIVE INVESTOR, BY ACCEPTING DELIVERY (ELECTRONICALLY OR PHYSICALLY) OF THIS MEMORANDUM, AGREES TO THE FOREGOING AND UNDERTAKES NOT TO REPRODUCE, IN WHOLE OR IN PART, THIS MEMORANDUM, OR ANY DOCUMENTS RELATING THERETO AND, IF SUCH PROSPECTIVE INVESTOR DOES NOT PURCHASE ANY OF THE COMMON STOCK BEING OFFERED HEREBY OR THE OFFERING IS TERMINATED, TO PROMPTLY RETURN TO THE COMPANY, OR DESTROY, THIS MEMORANDUM AND ALL SUCH DOCUMENTS, IF SO REQUESTED BY THE COMPANY.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUESKY LAWS OR WITH THE SECURITIES AUTHORITIES OF ANY OTHER JURISDICTION. THE OFFER AND SALE OF COMMON STOCK IN THE UNITED STATES IS BEING MADE PURSUANT TO RULE 506(C) OF REGULATION D OF THE ACT AND IS LIMITED (I) IN THE UNITED STATES, TO “ACCREDITED INVESTORS” (AS DEFINED UNDER THE SECURITIES ACT, RULE 501 OF REGULATION D) AND CONSIDERED “A SAFE HARBOR" FOR THE PRIVATE OFFERING EXEMPTION OF SECTION 4(A)(2) OF THE SECURITIES ACT AS AMENDED, AND (II) OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS (AS DEFINED IN SECTION 902 OF REGULATION S UNDER THE ACT) IN AN OFFSHORE TRANSACTION (DEFINED IN RULE 902 UNDER THE ACT) IN RELIANCE ON REGULATION S OF THE ACT AND APPLICABLE SECURITIES LAWS AND REGULATIONS IN THE APPLICABLE FOREIGN JURISDICTIONS. PERSONS PURCHASING AS U.S. ACCREDITED INVESTORS WILL BE REQUIRED TO GIVE AN UNDERTAKING THAT THE COMMON STOCK WILL NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT COVERING THE COMMON STOCK UNDER THE ACT, AND RELEVANT STATE SECURITIES LAWS, OR AN ACCEPTABLE OPINION OF LEGAL COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE

Parallel Flight Technologies, Inc. - Private Placement Memorandum

SECURITIES ACT AND UNDER THE SECURITIES LAWS OF ALL RELEVANT STATES. PERSONS PURCHASING AS NON-U.S. PERSONS WILL BE ENTITLED TO RESELL THEIR COMMON STOCK TO OTHER NON-U.S.  PERSONS IN AN OFFSHORE TRANSACTION (IN COMPLIANCE WITH RULE 903 OR RULE 904) AND NOT TO ANY U.S. PERSONS AS PURCHASERS OR AS ULTIMATE BENEFICIAL OWNERS OF THE COMMON STOCK (WHETHER DIRECTLY OR INDIRECTLY), AND OTHERISE IN COMPLIANCE WITH APPLICABLE FOREIGN SECURITIES LAWS.

PROSPECTIVE INVESTORS SHOULD REVIEW THE FOREIGN SECURITIES LAW NOTICES ATTACHED HERETO AS EXHIBIT B.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THIS PRIVATE PLACEMENT MEMORANDUM, OR ANY OF THE OTHER MATERIALS (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT, AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX, AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE SUMMARIES IN THIS OFFERING MATERIAL DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO AND QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE RELEVANT DOCUMENTS, COPIES OF WHICH WILL BE PROVIDED TO PROSPECTIVE INVESTORS UPON REQUEST. EACH PROSPECTIVE INVESTOR SHOULD REVIEW THE SUBSCRIPTION AGREEMENT AND SUCH OTHER RELEVANT OFFERING MATERIALS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS, PRIVILEGES, AND OBLIGATIONS OF INVESTORS IN THE COMPANY. THE INFORMATION CONTAINED IN THE OFFERING MATERIALS MAY CHANGE OR VARY AFTER THE DATE OF THIS OFFERING MEMORANDUM. THE COMPANY UNDERTAKES TO MAKE AVAILABLE TO EVERY INVESTOR DURING THE COURSE OF THIS TRANSACTION AND PRIOR TO THE SALE OF SECURITIES THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND TO OBTAIN ANY APPROPRIATE ADDITIONAL INFORMATION NECESSARY TO THE EXTENT THE COMPANY CAN ACQUIRE AND PROVIDE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE OR FOREIGN JURISDICTION. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING AND IS CREATED BY THE COMPANY FROM ITS OWN INTERNAL RECORDS AND FROM PUBLISHED AND UNPUBLISHED SOURCES IT BELIEVES TO BE RELIABLE. NEITHER THIS MEMORANDUM NOR ANY OTHER OFFERING MATERIAL

Parallel Flight Technologies, Inc. - Private Placement Memorandum

PURPORTS TO BE INCLUSIVE, AND, ACCORDINGLY, EACH PROSPECTIVE INVESTOR IS EXPECTED TO CONDUCT ITS OWN DUE DILIGENCE. NEITHER THE COMPANY, NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, ADVISORS, OR AGENTS, MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY ORCOMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY AND NO LEGAL LIABILITY IS ASSUMED OR IS TO BE IMPLIED AGAINST ANY OF THE AFOREMENTIONED WITH RESPECT HERETO. NO INFORMATION CONTAINED IN THE OFFERING MATERIAL OR ANY OTHER WRITTEN OR ORAL COMMUNICATIONS TRANSMITTED OR MADE AVAILABLE TO A RECIPIENT OF THIS MEMORANDUM IS, OR SHALL BE RELIED UPON AS A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR FUTURE, AND NO LIABILITY WILL ATTACH. IN ADDITION, ANY PROJECTIONS AND ESTIMATES CONTAINED IN THE OFFERING MATERIAL INVOLVE NUMEROUS AND SIGNIFICANT SUBJECTIVE DETERMINATIONS. ACCORDINGLY, NO REPRESENTATION OR WARRANTY CAN BE OR IS MADE AS TO THE ACCURACY OR ATTAINABILITY OF SUCH ESTIMATES AND PROJECTIONS. THE INFORMATION HAS BEEN PREPARED BY THE COMPANY AND HAS NOT BEEN REVIEWED OR COMPILED BY THE COMPANY’S INDEPENDENT AUDITORS. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY STATEMENTS OTHER THAN AS CONTAINED IN THIS MEMORANDUM OR IN THE SUPPLEMENTAL DATA TO BE FURNISHED OR MADE AVAILABLE BY THE COMPANY TO THE INVESTORS, AS MORE FULLY DESCRIBED HEREIN AND ANY SUCH STATEMENTS, IF MADE, MUST NOT BE RELIED UPON. IF GIVEN OR MADE ANY SUCH OTHER INFORMATION OR REPRESENTATION, IT MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

PROSPECTIVE INVESTORS SHOULD INFORM THEMSELVES AS TO THE LEGAL REQUIREMENTS AND TAX CONSEQUENCES WITHIN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, DOMICILE, AND PLACE OF BUSINESS WITH RESPECT TO THE ACQUISITION, HOLDING, OR DISPOSAL OF COMMON STOCK. THE OFFER AND SALE OF COMMON STOCK IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. IN COMPLIANCE WITH U.S. AND INTERNATIONAL TRADE LAWS, PROSPECTIVE PURCHASERS LOCATED IN, UNDER THE CONTROL OF, OR A NATIONAL OR RESIDENT OF ANY RESTRICTED LOCATION OR COUNTRY TO WHICH THE UNITED STATES HAS EMBARGOED GOODS OR SERVICES (INCLUDING IRAN, NORTH KOREA, SUDAN, SYRIA, AND THE CRIMEA REGION OF THE UKRAINE), ARE PROHIBITED FROM PARTICIPATING IN THE OFFERING. THE COMMON STOCK WILL NOT BE OFFERED IN RESTRICTED/PROHIBITED JURISDICTIONS INCLUDING, BUT NOT LIMITED TO, CUBA, IRAN, NORTH KOREA, SOMALIA, LIBYA, LEBANON, CHINA, SOUTH KOREA, MACAU, SUDAN, SYRIA, AND THE CRIMEA REGION OF THE UKRAINE.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

ANTI-MONEY LAUNDERING AND ANTI-TERRORIST FINANCING

AS PART OF THE COMPANY’S RESPONSIBILITY TO COMPLY WITH REGULATIONS AIMED AT THE PREVENTION OF MONEY LAUNDERING AND TERRORIST FINANCING AND ASSOCIATED INCREASED REGULATORY REQUIREMENTS WITH RESPECT TO THE SOURCES OF FUNDS USED IN INVESTMENTS AND OTHER ACTIVITIES, THE COMPANY MAY REQUIRE PROSPECTIVE INVESTORS TO PROVIDE DOCUMENTATION VERIFYING, AMONG OTHER THINGS, SUCH INVESTORS’ AND ANY OF THEIR BENEFICIAL OWNERS’ IDENTITIES AND SOURCE AND USE OF FUNDS USED TO PURCHASE THE COMMON STOCK EITHER AT THE TIME OF THIS OFFERING OR ANYTIME AFTER COMPLETION OF THIS OFFERING.

THE COMPANY RESERVES THE RIGHT TO REQUEST SUCH IDENTIFICATION EVIDENCE IN RESPECT TO A TRANSFEREE OF COMMON STOCK. IN THE EVENT OF DELAY OR FAILURE BY A PURCHASER OR TRANSFEREE TO PRODUCE ANY INFORMATION REQUIRED FOR VERIFICATION PURPOSES, THE COMPANY MAY (I) IN THE CASE OF A SUBSCRIPTION, REFUSE TO ACCEPT OR DELAY THE ACCEPTANCE OF ANY SUBSCRIPTION, (II) IN THE CASE OF A TRANSFER OF COMMON STOCK, REFUSE TO REGISTER THE RELEVANT TRANSFER OF COMMON STOCK. THE COMPANY ALSO RESERVES THE RIGHT TO REFUSE TO MAKE ANY WITHDRAWAL PAYMENT OR DISTRIBUTION TO AN INVESTOR, IF THE COMPANY SUSPECTS OR IS ADVISED THAT THE PAYMENT OF ANY WITHDRAWAL OR DISTRIBUTION MONIES TO SUCH INVESTOR MIGHT RESULT IN A BREACH OR VIOLATION OF ANY APPLICABLE ANTI-MONEY LAUNDERING OR ANTI-TERRORIST FINANCING LAWS.

REQUESTS BY THE COMPANY FOR DOCUMENTATION AND ADDITIONAL INFORMATION MAY BE MADE AT ANY TIME DURING WHICH A PURCHASER HOLDS THE COMMON STOCK. THE COMPANY WILL TAKE SUCH STEPS AS IT DETERMINES ARE NECESSARY TO COMPLY WITH APPLICABLE LAWS, REGULATIONS, ORDERS, DIRECTIVES, OR SPECIAL MEASURES TO IMPLEMENT ANTI MONEY LAUNDERING AND ANTI-TERRORISM LAWS.

THE PROVISIONS SET OUT HEREIN ARE WITHOUT PREJUDICE TO THE PROVISIONS RELATING TO ANTI-MONEY LAUNDERING CONTAINED IN ANY SUBSCRIPTION AGREEMENT WHICH AN INVESTOR SHALL SIGN IN CONNECTION WITH ITS SUBSCRIPTION FOR THE PURCHASE OF THE COMMON STOCK, EACH OF WHICH INVESTORS WILL BE BOUND BY.

DISCLOSURE OF INFORMATION TO REGULATORY AUTHORITIES

THE COMPANY MAY BE COMPELLED TO PROVIDE INFORMATION, SUBJECT TO A REQUEST FOR INFORMATION MADE BY A REGULATORY OR GOVERNMENTAL AUTHORITY OR AGENCY UNDER APPLICABLE LAW (E.G., BY A MONETARY AUTHORITY, EITHER FOR ITSELF OR FOR A RECOGNIZED OVERSEAS REGULATORY AUTHORITY, UNDER THE MONETARY AUTHORITY LAW (AS REVISED) OR BY A TAX AUTHORITY AND ASSOCIATED REGULATIONS, AGREEMENTS, ARRANGEMENTS, AND MEMORANDA OF UNDERSTANDING). DISCLOSURE OF CONFIDENTIAL INFORMATION UNDER SUCH LAWS SHALL NOT BE REGARDED AS A BREACH OF ANY DUTY OF CONFIDENTIALITY AND, IN CERTAIN CIRCUMSTANCES THE COMPANY MAY BE PROHIBITED FROM DISCLOSING THAT THE REQUEST HAS BEEN MADE.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

FORWARD-LOOKING STATEMENTS

Certain statements in this Memorandum constitute forward-looking statements. When used in this Memorandum, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company and its development of the Unmanned Aircraft Systems (as defined below) to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. All forward-looking statements in this Memorandum speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

OUR BUSINESS

Parallel Flight Technologies, Inc., is a Delaware corporation formed on September 10, 2018, that designs heavy-lift, Unmanned Aircraft Systems (“UAS”) based on proprietary parallel hybrid drone technology. Aircraft built with this technology can lift more payload pound-for-pound and fly longer than many competitive technologies. We are developing unmanned aircraft solutions to drastically improve safety and effectiveness for wildland firefighting. Our heavy-lift unmanned aircraft are programmed from a ground station, and then autonomously perform the mission. The aircraft can also be remote-controlled by a pilot. Firefighting use-cases include delivering tools, supplies, food, and water to firefighting crews, and performing unmanned controlled burns for land management and to create firebreaks. Because our technology greatly expands the flight-time and payload capability of multi-rotor drones, there are many use-cases including disaster relief, construction, agriculture, energy, mining, search-and-rescue, and logistics. We are working closely with federal, state, and local fire agencies to build autonomous systems for firefighting. Beyond firefighting we believe our technology will create new possibilities for many commercial drone applications.

Prototype Parallel Hybrid Multirotor in flight with 18kg (40lbs) of payload.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Our technology has major differentiators from competitive technologies. Heavy lift electric drones are limited to very short flight times of approximately 15 minutes or less. Serial hybrid systems which include a gas-powered generator, can have hours of flight time, but suffer from poor efficiency and poor payload capability. Our unique solution delivers both high efficiency, long flight times, and heavy payload capability. We have demonstrated this technology with a working prototype capable of lifting payloads up to 50 pounds. We are currently designing a beta level aircraft with an anticipated payload capability of 100 pounds and a flight time of up to an hour. Smaller payloads allow the aircraft to carry auxiliary fuel tanks and fly significantly longer.

               Hybrid Power Module developed during NASA Phase 1 Grant.

In addition to our core Parallel Hybrid technology, we are developing new technology to improve safety for large unmanned systems, including, a novel system which enables aircraft to continue flying in the case of engine failures. The first phase of this development was funded by a NASA Phase 1 SBIR grant. We have successfully demonstrated the system on a test-stand, in fulfillment of the grant deliverables and have also filed a provisional patent on the technology.

                                Prototype aircraft on a test stand used to demonstrate fault tolerance using a novel clutch mechanism.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

In addition to NASA, the National Science Foundation (the “NSF”), has also funded us with a Phase 1 SBIR grant. The NSF bases its award decisions on technical and commercial merit. In this case, the NSF has provided us a grant to develop computer models of our unique hybrid propulsion system.  The grant also includes a commercialization program called I-Corps which supports developing the customer funnel and business model.

We are currently designing a beta level UAS for our first customers. Internal flight testing of this aircraft is planned for Winter 2020, and first customer samples are planned for Spring of 2021. Following this, we intend to scale production of our first product, and kick-off development of a larger version, capable of even heavier payloads and more autonomy.

                        Drone with 2, 25 pounds firehose spools.

Accomplishments

•In a short time period, we have created new technology and a working prototype that promises to expand the performance of UAS beyond the capability of competitive technologies.

•In 2019, we received a Phase 1 NASA SBIR grant to develop new safety technology around our parallel hybrid drone technology, which we successfully demonstrated at the conclusion of the grant. We have filed a provisional patent on this technology.

•In Q4 2019, we raised $1.07M through Regulation Crowd Funding, to begin developing our beta level UAS system.

•In Q1 2020, we were awarded a Phase 1 SBIR grant from the National Science Foundation.

•We have received substantial interest from various companies interested in purchasing or leasing our aircraft.

•In Q2 2020, we were recommended for a third, Phase 1 SBIR from another federal agency (to be announced soon) for development of large scale, unmanned aerial ignition system for prescribed burns.

•We have completed 4 sessions of the Launch Alaska accelerator. Launch Alaska works side-by- side with game-changing startups to help them scale solutions to the planet’s hardest problems.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Government Regulation

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In 2006, the Federal Aviation Administration (the “FAA”) issued a clarification of its existing policies stating that, in order to engage in commercial use of small UAS in the U.S. National Airspace System, a public operator must obtain a Certificate of Authorization (a “COA”) from the FAA, to fly in restricted airspace. The FAA’s COA approval process requires that the public operator certify the airworthiness of the aircraft for its intended purpose, that a collision with another aircraft or other airspace user is extremely improbable, that the small unmanned aircraft system complies with appropriate cloud and terrain clearances and that the operator or spotter of the small unmanned aircraft system is generally within one half-mile laterally and 400 feet vertically of the small unmanned aircraft system while in operation. Furthermore, the FAA’s clarification of existing policy stated that the rules for radio-controlled hobby aircraft do not apply to public or commercial use of small UAS. On February 14, 2012, the FAA Modernization and Reform Act of 2012 was enacted, establishing various deadlines for the FAA to allow expanded use of small UAS for both public and commercial applications. On June 21, 2016, the FAA released its final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System pursuant to the act. The rules, which became effective in August 2016, provide safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. We cannot assure you that these rules will not impede our ability to sell our drones. Pursuant to Federal law, we will need FAA exemptions for certain commercial uses of our UAS. See “Risk Factors - As a manufacturer of commercial UAS, we are subject to various government regulations and may be subject to additional regulations in the future, the violation of which could subject us to sanctions or otherwise harm our business.”

Intellectual Property

We currently have one patent pending on core parallel hybrid technology for multirotor aircraft and have filed a provisional patent application encompassing a control algorithm and clutch mechanism.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Competitors and Industry

A non-exhaustive list of potential competitors for heavy lift solutions include the following electric, serial hybrid, and helicopter UAS manufacturers:

Manufacturer	Platform	Platform Description
Yamaha	RMAX, Fazer, Fazer R Helicopter	Remotely piloted, gas-powered helicopters with payloads up to 32kg
Griff Aviation	Multiple	Heavy lift electric with payloads up to 200kg
Top Flight Technologies	Airborg H8 10K	Serial Hybrid with payloads up to 10kg
Boeing	Cargo Air Vehicle	Electric Multi-rotor, payloads TBD
Aerones	Unnamed	Tethered multirotor, payloads unspecified
Watts Innovation	MFD 5000	Electric multirotor, payloads up to 18 kg
Harris Aerial	Hx12	Electric multirotor, payloads up to 147.4 kg
Forvola	Unnamed	Configurable electric multirotor, payloads up to 200kg
Bell	Bell APT 70	All-electric VTOL, payloads up to 32kg
LaFlamme	LX 300	Twin rotor helicopter, payloads up to 90kg

The systems available on the market are helicopters, multi-rotors, or VTOL aircraft with all-electric, combustion, or serial hybrid powertrains. We believe that the hybrid technology we are developing has advantages over all these types in terms of payload-to-weight ratio, duration, and/or redundancy.

One advantage of the parallel hybrid solution over conventional helicopters is the potential for true redundancy and failsafe mechanisms. The ability to fly through an engine failure and safely land the aircraft, without performing a complex autorotation will likely be a major selling point. Another advantage is ease of maintenance and maintenance cost. Our system is modular and hybrid power modules can easily be swapped out in the field, which will minimize downtime. Modules can be sent individually to a remanufacturing center, which will lower maintenance costs, as opposed to having highly skilled, high-cost technicians in the field.

Employees

We currently have 5 full-time and 2 part-time employees.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Property

Our main facility is located at 450 McQuaide Drive, La Selva Beach, CA. We rent space from Airspace Integration, which is a drone and aviation business hub. The facility includes shop space, office space, a large, outdoor drone test range, as well as a runway and access to class G airspace.

Shop space (left), and runway at Airspace Integration (right)

In addition to the main shop and office location, we also have access to additional lab space and a machine shop.

Legal Proceedings

We are currently not a party to or involved in any litigation, and our management is not aware of any pending or threatened legal actions.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were formed as a Delaware corporation on September 10, 2018.  Our headquarters are located in Las Selva Beach, California.  We manufacture and market drones for commercial use.  Our 2018/2019 financial statements are attached hereto as Exhibit A.

Results of Operation

Revenue

For the fiscal year ended December 31, 2019, our revenue was $71,909, compared to $0, for the fiscal year ended December 31, 2018.  Our revenue during fiscal 2019, stems from a Phase 1 SBIR grant we received from the NASA.  As of December 31, 2019, we had not generated any revenue from the sale of products.

Operating Expenses

Throughout 2019, we spent most of our efforts advancing and developing our technologies.   Our operating expenses consist of general and administrative, sales and marketing and research and development.  For the fiscal year ended December 31, 2019, our operating expenses were $347,665, including, $60,876 for general and administrative, $33,050 for sales and marketing, and $253,739 for research and development.  For the period ended December 31, 2018, our operating expenses were $8,240, including, $4,659 for general and administrative, $0 for sales and marketing, and $3,581 for research and development.   Our operating expenses were comparatively lower during fiscal 2018, primarily because we were formed in September 2018, and therefore, only conducted operations during the last 3½ months of 2018.

Operating Loss

Our operating loss for the fiscal year ended December 31, 2019, was $275,756, compared to $8,240 for the period ended December 31, 2018.

Other Income

Our other income for the fiscal year ended December 31, 2019, was $1,237, compared to $12,200 for the period ended December 31, 2018.  Higher other income in 2018 was a result of prize monies received during that period.

Net Loss

Our net loss for the fiscal year ended December 31, 2019, was $274,519, compared to net income of $3,960 for the period ended December 31, 2018.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Liquidity and Capital Resources

As of December 31, 2019, we had $769,181 in cash, compared to $182,295 as of December 31, 2018.  As of June 1, 2020, and excluding the proceeds of this offering, we have sufficient operating capital for approximately nine (9) months.   The increase in cash at December 31, 2019, primarily resulted from funds raised through our Regulation Crowdfunding campaign, and funds received from the Phase 1 SBIR grant from the NASA. In March 2020, the National Science Foundation awarded us an additional grant of $225,000, of which we have received $200,000.

We will incur significant additional costs in developing products, and in production, marketing, sales and customer service, and intend to continue to fund our operations through funds received from our recent Regulation Crowdfunding campaign, funds received through this offering, and additional debt and/or equity financing as determined to be necessary. If we are unable to obtain sufficient amounts of additional capital, we may be required to reduce the scope of our planned development, which could harm our business, financial condition and operating results. Accordingly, our independent auditors report includes a paragraph regarding substantial doubt about our ability to continue as a going concern.

Debt

As of December 31, 2019, we had $248,000 in outstanding Simple Agreements for Future Equity (SAFEs), which are classified as debt on our balance sheet.  In June 2020, all of the SAFE holders, except one holder of a SAFE in the amount of $10,000, agreed to convert their SAFEs into Class A Shares.

On April 28, 2020, we entered into a loan with Santa Cruz County Bank in an aggregate principal amount of $33,411 pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The loan is evidenced by a promissory note (“Note”). Subject to the terms of the Note, the PPP Loan bears interest at a fixed rate of one percent (1%) per annum, with the first six months of interest deferred, has an initial term of two years, and is unsecured and guaranteed by the Small Business Administration. We may apply for forgiveness of the loan, with the amount which may be forgiven equal to the sum of payroll costs, covered rent, and covered utility payments incurred by us during the eight-week period beginning on April 28, 2020, calculated in accordance with the terms of the CARES Act.

Plan of Operations

Parallel Flight Technologies, Inc. - Private Placement Memorandum

The table below outlines our significant goals for the next 12 months, which we anticipate will require approximately $3,500,000 in addition to our current cash on hand, to complete.

Estimated Completion Date	Milestone	Estimated Cost

•Q3- 2020 •Q-4-2020 •Q2 – 2021 •Q3 - 2021	•Release of beta level power module. •Testing of beta level UAS •Beta level UAS delivered to certain customers. •Commence commercial production.	$500,000 $1,000,000 $1,000,000 $1,000,000

The extent to which we will be able to complete the milestones outlined above is dependent upon the funds raised in this Offering and our currently contemplated Regulation A+ Offering. If we do not raise a sufficient amount of funds in this Offering or our Regulation A+ Offering, we may not incur all the costs or complete all the milestones outlined above.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Position	Age	Term of Office	Approximate Hours per week for part-time employees
Joshua Resnick	Chief Executive Officer, President and Director	41	September 2018 – Present	Full Time
David Adams	Treasurer and Director	37	September 2018 – Present	Full Time
Robert Hulter	Secretary and Director	36	September 2018 – Present	Full Time

There are no arrangements or understandings between our executive officers and directors and any other persons pursuant to which the executive officer or director was selected to act as such.

Joshua Resnick, has served as our chief executive officer, president and a director since our inception in September 2018, and oversees our operations. Between June 2015 and January 2019, he served as Lead Electrical Engineer for the Semi Truck Program at Tesla Motors, where he led the system architecture and low-voltage engineering efforts. Mr. Resnick received a BS in Electrical Engineering from Worcester Polytechnic Institute.

David Adams, has served as our treasurer, a director and our lead hardware engineer since our inception in September 2019, and oversees hardware development. Between November 2017 and August 2019, he served as a Senior Systems Engineer at Verb Surgical, Inc., where he coordinated between multiple technical teams including software developers, hardware designers, and process engineers on semiconductor fabrication. Between May 2012 and November 2017, Mr. Adams served as a product engineer for LAM Research. Mr. Adams began his career as an engineer qualified Naval officer, aboard nuclear submarines. He also supported Naval research into drone swarms. After leaving the Navy, Mr.

Adams focused his career on robotic systems integration and design. Mr. Adams received an MS in Electrical Engineering from San Jose State University and a BS in Electrical Engineering from California Polytechnic State University, San Luis Obispo.

Robert Hulter, has served as our secretary, a director and lead software engineer since our inception in September 2018, where he oversees the development of our software. Between January 2010 and September 2018, he served as an Electric Engineer for OLT Solar, where he was responsible for designing solar robotics cells. Mr. Hulter receive a BSEE in Electrical Engineering from California Polytechnic State University, San Luis Obispo.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below reflects the annual compensation of each of the three highest paid persons who were executive officers or directors, during the fiscal year ended December 31, 2019:

Name(1)	Capacities in which compensation received	Cash Compensation	Other Compensation (2)	Total Compensation
Joshua Resnick	Chief Executive Officer,	$110,000	$22,512	$132,512
	President and Director
David Adams		$9,132	$0	$9,132
Robert Hulter		$3,634	$0	$3,634

(1) The business address of each director and executive officer is 450 McQuaide, La Selva Beach, California 95076.
(2) Includes health insurance benefits.

Mr. Resnick’s salary was increased to $115,000 for 2020.

Mssrs. Adams and Hulter were part-time employees during 2019, and commenced fulltime employment with us in January 2020, with each having an annual compensation of $120,000 plus medical benefits.

We do not have employment agreements with any of our executive officers or directors.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

Set forth below is information regarding the beneficial ownership of our outstanding Class A Shares, our only voting securities, as of June 1, 2020, by (i) each person whom we know owned, beneficially, more than 10% of our outstanding Class A Shares, and (ii) all of the current officers and directors as a group. We believe that, except as noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned.

Title of class (1)	Name and address of beneficial owner (2)	Amount and nature of Beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Class A Common Stock	Joshua Resnick	2,000,000	-	33.35%
Class A Common Stock	David Adams	1,500,000	-	25.01%
Class A Common Stock	Robert Hulter	1,500,000	-	25.01%
Class A Common Stock	All directors and officers as a group (3 persons)	5,000,000	-	83.37%

(1) Shares were originally Class B Common Stock, and were converted into Class A Common Stock in June 2020.
(2) The business address of each director and executive officer is 450 McQuaide, La Selva Beach, California 95076.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

David Adams, our secretary and a director, and his relative Terry Adams, purchased SAFEs Notes in the total amount of $57,000, which were converted into Class A Shares in May 2020.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

RISK FACTORS

An investment in the Class B Shares being offered by us is highly speculative and subject to a high degree of risk. Therefore, only those who can bear the risk of losing their entire investment should participate in this Offering. Prospective purchasers should carefully read and consider the following risk factors before deciding to participate in this Offering. Also, the risks and uncertainties set forth below are not the only ones that are facing us; there may be additional risks and uncertainties not presently known to us or that we currently considers immaterial. The actual occurrence or existence of any of the factors or conditions described below, or any other adverse condition or event that may occur or arise, or of which we are currently unaware or consider immaterial, could materially and adversely affect our business, financial condition and/or results of operations. This could result in the loss of all or part of a purchaser’s investment.

Risks Related to Our Business

Our financial statements include a going concern note.

Our ability to continue as a going concern for the next twelve months is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, and/or to obtain additional capital financing from investors and/or third parties. No assurance can be given that we will be successful in these efforts. These factors, among others, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

We depend on certain key personnel and must attract and retain additional talent.

Our future success depends on the efforts of key personnel and consultants, including, Joshua Resnick, our chief executive officer, president and director, Robert Hulter, our lead software engineer, treasurer and director, and David Adams, our secretary, director, and lead product engineer. As we grow, we will need to attract and hire additional employees in sales, marketing, design, development, operations, finance, legal, human resources and other areas. Depending on the economic environment and our performance, we may not be able to locate or attract qualified individuals for such positions when we need them. We may also make hiring mistakes, which can be costly in terms of resources spent in recruiting, hiring and investing in the incorrect individual and in the time delay in locating the right employee fit. If we are unable to attract, hire and retain the right talent or make too many hiring mistakes, it is likely that our business will suffer from not having the right employees in the right positions at the right time. This would likely adversely impact the value of your investment.

The operation of Unmanned Aircraft Systems (“UAS”) in urban environments may be subject to risks, such as accidental collisions and transmission interference, which may limit demand for our drones in such environments and harm our business and operating results.

Urban environments may present certain challenges to the operators of UAS. UAS may accidentally collide with other aircraft, persons or property, which could result in injury, death or property damage and significantly damage the reputation of and support for UAS in general. As the usage of UAS has increased, the danger of such collisions has increased. In addition, obstructions to effective transmissions in urban environments, such as large buildings, may limit the ability of the operator to utilize the aircraft for its intended purpose. The risks or limitations of operating UAS in urban environments may limit their value in such environments, which may limit demand for our drones and consequently materially harm our business and operating results.

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Failure to obtain necessary regulatory approvals from the Federal Aviation Administration or other governmental agencies, or limitations put on the use of small UAS in response to public privacy or other concerns, may prevent us from expanding the sales of our drones in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In 2006, the Federal Aviation Administration (the “FAA”) issued a clarification of its existing policies stating that, in order to engage in commercial use of small UAS in the U.S. National Airspace System, a public operator must obtain a Certificate of Authorization (a “COA”) from the FAA, to fly in restricted airspace. The FAA’s COA approval process requires that the public operator certify the airworthiness of the aircraft for its intended purpose, that a collision with another aircraft or other airspace user is extremely improbable, that the small unmanned aircraft system complies with appropriate cloud and terrain clearances and that the operator or spotter of the small unmanned aircraft system is generally within one half-mile laterally and 400 feet vertically of the small unmanned aircraft system while in operation. Furthermore, the FAA’s clarification of existing policy stated that the rules for radio-controlled hobby aircraft do not apply to public or commercial use of small UAS.

On February 14, 2012, the FAA Modernization and Reform Act of 2012 was enacted, establishing various deadlines for the FAA to allow expanded use of small UAS for both public and commercial applications. On June 21, 2016, the FAA released its final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System pursuant to the act. The rules, which became effective in August 2016, provide safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. We cannot assure you that these rules will not impede our ability to sell our drones.

Pursuant to Federal law, we will need FAA exemptions for certain commercial uses of our UAS. If we are unable to obtain such exemptions, we may be unable to sell our UAS for such purposes, which would have an adverse effect on our business, financial condition, and/or operating results.

In addition, there exists public concern regarding the privacy implications of U.S. commercial and law enforcement use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by non-military customers.

We face significant market competition.

We compete with larger, more established companies who currently have UAS on the market and/or various product development programs. Many of our competitors have more access to capital and marketing/sales channels and human resources than we do. They may succeed in developing and marketing competing products earlier than us, or products that are superior to ours. There can be no assurance that our competitors will not render our technology or product obsolete or that the products developed by us will be preferred to any existing or newly developed technologies. It should further be assumed that competition will intensify.

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Risks of borrowing.

We may have to seek loans from financial institutions, including a loan pursuant to the paycheck protection program offered by the Small Business Association pursuant to the Coronavirus Aid, Relief, and Economic Security Act. Typical loan agreements might contain restrictive covenants which may impair our operating flexibility. A default under any loan agreement could result in a charging order that would have a material adverse effect on our business, results of operations or financial condition.

Our intellectual property could be unenforceable or ineffective.

One of our most valuable assets is our intellectual property. In addition to holding various trademarks, we have one patent application pending and one provisional patent application pending, and plan to explore other opportunities to patent parts of our core technology; however, such patents may never be issued or certain claims may be rejected or may need to be narrowed, which may limit the protection we are attempting to obtain. In addition, companies, organizations, or individuals, including competitors, may hold or obtain patents, trademarks, or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, develop, sell, or market our drones which would make it more difficult for us to operate our business. These third parties may have applied for, been granted, or obtained patents that relate to intellectual property, which competes with our intellectual property or technology. This may require us to develop or obtain alternative technology, or obtain appropriate licenses under these patents, which may not be available on acceptable terms or at all. Such a circumstance may result in us having to significantly increase development efforts and resources to redesign our technology in order to safeguard our competitive edge against competitors. There is a risk that our means of protecting our intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect our business or reputation, financial condition, and/or operating results.

From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to cease marketing and selling our drones, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for our business. We may also need to file lawsuits to protect our intellectual property rights from infringement from third parties, which could be expensive, time consuming, and distract management’s attention from our core operations.

We depend on technology and advanced information systems, which may fail or be subject to disruption.

There are no assurances that our software and website will be uninterrupted or fully secure, or that users will be willing to access, adopt, and use our website and software. Further, our software systems may be the target of malicious attacks seeking to identify and exploit weaknesses in our software. Cyber-attacks may target vendors, customers or other third parties, or the communication infrastructure on which they depend. Despite good faith efforts by us to mitigate the risks associated with cyber-attacks through various security protocols, an attack or a breach of security could result in a loss and theft of private data, violation of applicable privacy and other laws, significant legal and financial exposure, damage to reputation, and a loss of confidence in security measures, any of which could have a materially adverse effect on our business.

The integrity, reliability, and operational performance of our information technology (“IT”) infrastructure

Parallel Flight Technologies, Inc. - Private Placement Memorandum

are critical to our operations. Our IT infrastructure may be damaged or interrupted by increases in usage, human error, unauthorized access, natural hazards or disasters, or similarly disruptive events. Furthermore, our systems may be unable to support a significant increase in traffic or increase in user numbers, whether as a result of organic or inorganic growth of the business. While we have taken several measures to safeguard against a failure of our IT infrastructure, or the telecommunications and/or other third-party infrastructure on which such infrastructure relies, could lead to significant costs and disruptions that could reduce revenue, damage our reputation, and have a materially adverse effect on our operations, financial performance, and prospects.

We intend to institute business continuity procedures and security measures to protect against network or IT failure or disruption. However, these procedures and measures may not be effective against all forms of disruptions and may not ensure that we are able to carry on our business. Should these measures and protections fail to operate as intended or at all, they may not prevent a material disruption to our operations, and the consequence of such would have a materially adverse effect on our financial performance and prospects.

We do not guarantee that the use of applications and systems designed for system security will effectively counter evolving security risks or address the security concerns of existing and potential users. Any failures in our security measures could have a materially adverse effect on our business, financial condition, and results of operations. In addition, our controls may not be effective in detecting or preventing any intrusion or other security breaches, or safeguarding against sabotage, hackers, viruses, and other forms of cybercrime. Any failure in these protections could harm our reputation and have a materially adverse effect on our operations, financial performance, and prospects.

We store investor, customer and vendor personal and other sensitive information/digital data. Any accidental or willful security breaches or other unauthorized access could cause the theft and criminal use of this data and/or theft and criminal use of our information. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time- consuming and expensive litigation, and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our investor, customer or vendor data, our relationships with our investors, customers, vendors, and/or other third parties will be severely damaged, and we could incur significant liability.

Since techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and any third-party hosting facility that we may use, may be unable to anticipate these techniques or to implement adequate preventative measures.

We may face technological and design challenges.

We may discover that the optimal retail price points for our drones are below where we can sustainably price our current low-cost architecture, which could necessitate the development of new product architecture that could take years to go from concept to product. It is possible that during our development of future products, one or more issues may arise that could cause us to abandon it. This could happen at any point in the development cycle and could result in a significant delay to achieving the lower-priced product line. If we need to develop a completely new product line, that could create significant delays and adversely impact the value of your investment.  Further, we may encounter unforeseen technical challenges as we move from a prototype to a commercial product.

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Manufacturing and selling our products internationally may cause problems and present risks.

Certain components of our drones are manufactured internationally. There are many risks associated with international business. These risks include, but are not limited to, language barriers, fluctuations in currency exchange rates, political and economic instability, regulatory compliance difficulties, problems enforcing agreements, and greater exposure of our intellectual property to markets where a high probability of unlawful misappropriation may occur. Failure to successfully mitigate any of these potential risks could damage our business. In addition, there is currently a risk that the coronavirus outbreak may disrupt parts supply. We intend to mitigate this risk through inventory and supply chain management practices. There are many potential contract manufacturers that can produce our products both in the US and abroad.

In addition, we are required to comply with all applicable domestic and foreign export control laws, including the International Traffic in Arms Regulations and the Export Administration Regulations. In addition, we may be subject to the Foreign Corrupt Practices Act and international counterparts that generally bar bribes or unreasonable gifts for foreign governments and officials. Violation of any of these laws or regulations could result in significant sanctions, which could reduce our future revenue and net income.

We are subject to changes in foreign currency exchange rates.

Some of our products or components of our products may be manufactured internationally and may be sold in other countries throughout the world. As a result, the price we pay for our products and what they may be sold for depend on the exchange rates between the U.S. dollar and other currencies. Over the past several years, these exchange rates have had material fluctuations and we expect they will continue to fluctuate. If the U.S. dollar becomes significantly weaker, our products will likely cost us more to manufacture and we may receive less than expected when they are sold, which could adversely impact the economics of our business and your investment.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In December 2019, a novel strain of coronavirus, COVID-19, was reported in Wuhan, China. The World Health Organization has since declared the outbreak to constitute a pandemic. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles and industry events, and the effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. The effect of COVID-19 may not be fully reflected in our results of operations until future periods, if at all. If the COVID-19 outbreak continues to spread, we may need to limit operations or implement limitations. There is a risk that other countries or regions may be less effective at containing COVID-19, or it may be more difficult to contain if the outbreak reaches a larger population or broader geography, in which case the risks described herein could be elevated significantly.

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We store personally identifiable information of consumers which is subject to vast regulation.

Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Evolving regulations regarding personal data and personal information, in the European Union and elsewhere, including, but not limited to, the General Data Protection Regulation, which we refer to as GDPR, the California Consumer Privacy Act of 2018 and similar privacy laws in other states and jurisdictions, may limit or inhibit our ability to operate or expand our business, or market our products. Such laws and regulations require or may require us to implement privacy and security policies, permit consumers to access, correct or delete personal information stored or maintained by us, inform individuals of security incidents that affect their personal information, and, in some cases, obtain consent to use personal information for specified purposes. Such laws and regulations could restrict our ability and our customers’ ability to collect and use personal information, which may reduce demand for our solutions.

Changing industry standards and industry self-regulation regarding the collection, use and disclosure of data may have similar effects. Existing and future privacy and data protection laws and increasing sensitivity of consumers to unauthorized disclosures and use of personal information may also negatively affect the public’s perception of our kiosks and software. If our solutions are perceived to cause, or are otherwise unfavorably associated with, invasions of privacy, whether or not illegal, we or our customers may be subject to public criticism.

Any failure on our part to comply with applicable privacy and data protection laws, regulations, policies and standards or any inability to adequately address privacy concerns associated with our solutions, even if unfounded, could subject us to liability, damage our reputation, impair our sales and harm our business. Furthermore, the costs of compliance with, and other burdens imposed by, such laws, regulations, policies and standards may result in a decrease in our profitability and/or limit adoption of and demand for our products.

If critical components or raw materials used to manufacture our products become scarce or unavailable, then we may incur delays in manufacturing and delivery of our products, which could damage our business.

We obtain hardware components, various subsystems and systems from a limited group of suppliers. We do not have long-term agreements with any of these suppliers that obligate them to continue to sell components, subsystems, systems or products to us. Our reliance on these suppliers involves significant risks and uncertainties, including whether our suppliers will provide an adequate supply of required components, subsystems, or systems of sufficient quality, will increase prices for the components, subsystems or systems and will perform their obligations on a timely basis.

In addition, certain raw materials and components used in the manufacture of our products are periodically subject to supply shortages, and our business is subject to the risk of price increases and periodic delays in delivery. Particularly, the market for electronic components is experiencing increased demand, creating substantial uncertainty regarding our suppliers’ continued production of key components for our products. If we are unable to obtain components from third party suppliers in the quantities and of the quality that we require, on a timely basis and at acceptable prices, then we may not be able to deliver our products on a timely or cost effective basis to our customers, which could cause customers to

Parallel Flight Technologies, Inc. - Private Placement Memorandum

terminate their contracts with us, increase our costs and seriously harm our business, results of operations and financial condition. Moreover, if any of our suppliers become financially unstable, or otherwise unable or unwilling to provide us with raw materials or components, then we may have to find new suppliers. It may take several months to locate alternative suppliers, if required, or to redesign our products to accommodate components from different suppliers. We may experience significant delays in manufacturing and shipping our products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if we lose any of these sources or are required to redesign our products. We cannot predict if we will be able to obtain replacement components within the time frames that we require at an affordable cost, if at all.

If our drones fail to perform as expected, we may have to recall our products and our ability to develop, market and sell our drones could be harmed.

Our drones may contain defects in design and manufacture that may cause them not to perform as expected or that may require repair. While we perform extensive internal testing, we will have a limited frame of reference by which to evaluate the performance of our drones. There can be no assurances that we will not be required to recall products in the future. There can be no assurance that we will be able to detect and fix any defects in the drones prior to their sale to consumers. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our drones or their components prove to be defective. In addition, our drones may not perform consistent with customers’ expectations or consistent with other drones currently available. Any product defects or any other failure of our drones to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

The risk of product liability claims, product recalls, and associated adverse publicity is inherent in the manufacturing, marketing, and sale of drones. We may become subject to product liability claims, which could harm our business, prospects, operating results and financial condition. We face the risk of exposure to claims in the event our drones do not perform as expected or malfunction resulting in personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. In addition, a product liability claim could generate substantial negative publicity about our drones and business and inhibit or prevent commercialization of other future products which would have material adverse effect on our brand, business, prospects and operating results. Any lawsuit or claim, regardless of its merit, may have a material adverse effect on our reputation, business and financial condition.

If we are unable to adequately control the costs associated with operating our business, including our costs of manufacturing, marketing and sales, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, manufacturing, marketing, selling and distributing our drones relative to their selling prices, our operating results, gross margins, business and prospects could be materially and adversely impacted. We have made, and will be required to continue to make, significant investments in the design, manufacture, marketing and sale of our drones. There can be no assurances that our costs of producing and delivering our drones will be less than the revenue we generate from sales.

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We will incur significant costs related to contracting for the manufacture of our drones, procuring the materials required to manufacture our drones, assembling drones and compensating our personnel and consultants. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our raw materials and components could increase due to shortages if global demand for these materials and components increases. In addition, we may experience increases in the cost or a sustained interruption in the supply or shortage of materials. Any such cost increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. If we are unable to keep our operating costs aligned with the level of revenues we generate, our operating results, business and prospects will be harmed.

Risks Related to This Offering of Our Class B Shares

This Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

We are offering Class B Shares in the amount of up to $1,500,000 in this Offering but may sell much less. The Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised.  In addition, we are preparing to engage in a Regulation A+ offering, in which we currently contemplate raising up to $7,500,000 through the sale of Class B Shares.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. Even if we raise the maximum amount we are seeking in this Offering and in our contemplated Regulation A+ offering, we may need additional funds in the future in order to grow, and if we cannot raise those funds for whatever reason, including reasons outside our control, such as another significant downturn in the economy, we may not survive.

Terms of subsequent financings may adversely impact your investment.

Even if we are successful in this Offering, we are preparing to engage in a Regulation A+ offering, in which we currently contemplate raising up to $7,500,000 through the sale of Class B Shares, which will result in immediately dilution of your investment.  In addition, we may need to engage in other common equity, debt or preferred stock financings in the future. Your rights and the value of your investment in the Class B Shares could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Class B Shares. In addition, if we need to raise more equity capital from the sale of equity securities, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment, including, a lower price per share, which investments could close prior to the closing of this Offering.

Because no public trading market for our Class B Shares currently exists, it will be difficult for you to sell your Class B Shares and, if you are able to sell your Class B Shares, you may have to sell them at a substantial discount to the price you paid for the Class B Shares.

There is no public market for our Class B Shares. Until our Class B Shares are listed on an exchange, if ever, you may not sell your Class B Shares unless the buyer meets the applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your Class B Shares promptly or at all. If you are able to sell your Class B Shares, you may have to sell them at a substantial discount to the price you paid for the Class B Shares.

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Investors in our Class B Shares will have no voting rights.

Subject to applicable law and, except as mentioned in our organizational documents, the holders of Class B Shares have no voting rights, management or control rights or influence or vote on any corporate matters, and the voting stockholders and directors may take actions of which a majority of the holders of Class B Shares disapprove. In assessing the risks and rewards of an investment in the Class B Shares, investors must be aware that they are relying solely on the good faith, judgment, and ability of our directors, officers, employees and holders of our voting shares, to make appropriate decisions in respect to our management, and the holders of Class B Shares will be subject to the decisions of our directors, officers, employees and holders of our voting shares.  See “Securities Being Offered.”

Our officers and directors have voting control.

As of the date hereof, our directors and officers, together control a majority of our outstanding Class A shares, which are our only voting shares.   Therefore, our officers and directors are able to control our management and affairs and most matters requiring stockholder approval, including, but not limited to, the election of directors and approval of significant corporate transactions. This concentration of ownership and voting power could have an anti-takeover effect as a potential acquirer may wish to call a special meeting of stockholders for the purpose of considering the removal of directors or an acquisition offer, in which case the investors would not have the right to vote in favor of the same.

Management discretion as to use of proceeds.

Our success will be substantially dependent upon the discretion and judgment of our management team with respect to the application and allocation of the proceeds of this Offering. The use of proceeds described herein is an estimate based on our current business plan. We, however, may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so.

Certain investors are entitled to pay a lower price for our Class B Shares.

We are offering our Class B Shares for $3.00 per share.  Investors who purchase the first $250,000 in Class B Shares in this offering shall be issued 20% bonus shares (effectively a discount). Those investors will receive, as part of their investment, 12 shares for every 10 shares they purchase in this offering.  Therefore, effectively, they will be entitled to pay $2.50 for their Class B Shares, which will have the effect of immediately diluting the holdings of other investors in this offering.

The subscription agreement and Certificate of Incorporation include exclusive venue provisions.

Pursuant to our Certificate of Incorporation, investors will be agreeing that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the corporation to the corporation or the corporation's stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the corporation's Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the corporation's Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the

Parallel Flight Technologies, Inc. - Private Placement Memorandum

indispensable parties named as defendants therein.

Our subscription agreement also includes a forum selection provision that requires any claim against us based on the subscription agreement not arising under the federal securities laws to be brought in a court of competent jurisdiction in the State of Delaware.

These provisions may limit an investor’s ability to bring a claim against us and our directors, officers, or other employees, in a judicial forum that it finds favorable for disputes, and therefore, may discourage lawsuits with respect to such claims.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

Our Class A Shares and Class B Shares may be subject to registration under the Exchange Act.

Companies with total assets above $10 million and more than 2,000 holders of record of its equity securities, or 500 holders of record of its equity securities who are not accredited investors, at the end of their fiscal year, must register that class of equity securities with the SEC under the Exchange Act. We currently have over 2,000 holders of our Class A Shares, and, as a result of this offering and our Regulation A+ offering, we may have over 2,000 holders of our Class B Shares.  If and when we are deemed to have assets above $10 million, we could be required to register our Class A Shares and our Class B Shares with the SEC under the Exchange Act, which would be a laborious and expensive process.  In addition, if such registration takes place, we will have materially higher compliance and reporting costs going forward.

Foreign securities laws.

Prior to accepting any subscriptions from residents of foreign jurisdictions, we intend to consult with local counsel to ensure we accept any such subscription in compliance with local law. If, however, we accept any subscriptions and fail to comply with local law, it may subject us to regulatory actions in such foreign jurisdictions

Parallel Flight Technologies, Inc. - Private Placement Memorandum

CAPITALIZATION OF THE COMPANY

Our authorized capital stock consists of 11,000,000 shares of common stock, having a par value of $0.00001 per share, of which 8,000,000 shares are designated as “Class A Voting Common Stock” (the “ Class A Shares ”) and 3,000,000 shares are designated as “Class B Non-Voting Common Stock” (the “ Class B Shares, ” and sometimes together with the Class A Shares, the “ Common Stock ”).  As of June 25, 2020, we had 6,007,811 Class A Shares outstanding and no Class B Shares outstanding.  We also have options to purchase an aggregate of 277,437 Class A Shares having exercise prices of $1.40 per share.

The table below sets forth (a) the number of Class A Shares and Class B Shares outstanding, prior to this Offering held by our officers and directors, individually, and our other stockholders as a group, and (b) the number of Class A Shares and Class B Shares that would be outstanding, immediately after the closing of this Offering, assuming this Offering is fully subscribed:

	Pre Regulation D Offering				Post Regulation D Offering
Holder	Class A Common Stock	Class B Common Stock	Total Common Stock	Percentage of Outstanding Common Stock	Class A Common Stock	Class B Common Stock	Total Common Stock	Percentage of Outstanding Common Stock
Common Stock
Joshua Resnick	2,000,000	-	2,000,000	33.29%	2,000,000	-	2,000,000	30.73%
David Adams	1,500,000	-	1,500,000	24.97%	1,500,000	-	1,500,000	23.05%
Robert Hulter	1,500,000	-	1,500,000	24.97%	1,500,000	-	1,500,000	23.05%
Other Holders	1,007,811	-	1,007,811	16.78%	1,007,811	-	1,007,811	15.49%
Investors in this Offering	-	-	-	0.00%	-	500,000	500,000	7.68%
	6,007,811	-	6,007,811	100.00%	6,007,811	500,000	6,507,811	100.00%

The rights of holders of our Common Stock are governed by our Certificate of Incorporation.  Our Certificate of Incorporation may be amended by our Board and by the vote of the holders of a majority of the outstanding Class A Shares, to increase the number of authorized shares of Common Stock, or the authorized number of shares of any class of Common Stock and there is no limit on the number of shares of Common Stock, or any class of Common Stock, that may be authorized and issued. The Board of chief executive officers, with the approval of the holders of the Class A Shares, may also amend the Certificate of Incorporation to create one or more series of preferred stock that have rights, preferences and privileges senior to the rights, preferences and privileges of the Common Stock.

The holders of Common Stock, regardless of class, will be entitled to receive pro rata dividends, if any, declared by our Board of Directors out of legally available funds, based on the number of shares of Common Stock that they hold, bears to the total number of outstanding shares of Common Stock, however, subject to any preferential right of the holders of any preferred stock that may be authorized and issued in the future.

The holders of Class A Shares are entitled to one vote per share.  The holders of Class B Shares have no

Parallel Flight Technologies, Inc. - Private Placement Memorandum

voting rights, except as provided under Delaware law, which include the right to vote on an amendment to our Certificate of Incorporation if the amendment would increase or decrease the par value of the Class B Shares, or alter or change the powers, preferences, or special rights of the Class B Shares, so as to affect them adversely.

The holders of Common Stock have no preemptive, subscription or redemption rights.

Conversion of Class B Shares

All Class B Shares shall automatically convert into Class A Shares on a one-for-one basis, upon the approval of the Board of Directors.

Simple Agreements for Future Equity

We previously issued Simple Agreements for Future Equity (“SAFEs”) in the aggregate principal amount of $250,000, all of which voluntary converted into 201,688 Class A Shares, except one SAFE in the principal amount of $10,000 which remains outstanding. The outstanding SAFE automatically converts into preferred stock at a fifteen percent (15%) discount to the price per share paid by investors in our next preferred stock equity financing conducted at a fixed pre-money valuation; provided, however, if there is a change of control or an initial public offering of our common stock prior to the termination or expiration of the SAFE, the holder of the SAFE shall, at its option, receive (a) a cash payment equal to the face value of the SAFE, or (b) the number of shares of our common stock equal to the face value of the SAFE divided by the price per share equal to the fair market value of our common stock as of the date of such liquidity event, based on the purchase price in connection with such change of control or initial public offering, multiplied by eighty-five percent (85%). If we voluntarily terminate operations, enter into an assignment for the benefit of our creditors or otherwise liquidate, dissolve or wind up, we shall pay the holder of the SAFE an amount equal to the face value of its SAFE, prior and in preference to any distribution to the holders of our outstanding capital stock.

We entered into Pro Rata Rights Agreements with each holder of SAFEs providing them with a preemptive right to purchase their pro rata share of any securities sold in a private placement occurring after the SAFEs have converted into common stock, which pro rata share is based on the ratio that the total number of shares of capital stock owned by the investor, bears to the total number of issued and outstanding capital stock, on a fully diluted basis, calculated as of immediately before the issuance of such securities

Parallel Flight Technologies, Inc. - Private Placement Memorandum

USE OF PROCEEDS

The proceeds from this Offering, will be used to hire additional engineering and technical staff as well as purchase test equipment, and R&D materials for our beta level aircraft construction.

The use of proceeds of this Offering set forth above, represents our estimates based upon our current plans, assumptions we have made regarding the industry, general economic conditions and our future revenues (if any) and expenditures.

Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds from this Offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds from this Offering for other purposes.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds. We do not have any committed sources of financing.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

PLAN OF DISTRIBUTION

Purchaser Qualifications

Only persons of adequate financial means who have no need for present liquidity with respect to this investment should consider purchasing Class B Shares offered hereby because (i) an investment in the Class B Shares involves a number of significant risks (See “Risk Factors”); and (ii) no market for the Class B Shares currently exists, and none is likely to develop in the reasonably foreseeable future. This Offering is intended to be a private offering that is exempt from registration under the Securities Act and applicable state securities laws.

This Offering is limited solely to accredited investors as defined in Regulation D under the Securities Act, meaning only those persons or entities coming within any one or more of the following categories:

a.Any bank, as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker-dealer registered pursuant to Section 15 of the Exchange Act; any insurance company, as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; and any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, that is either a bank, savings and loan association, insurance company or registered investment advisor, if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by person(s) that are accredited investor(s);

b.Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

c.Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, any corporation, Massachusetts or similar business trust, or company, not formed for the specific purpose of acquiring the Class B Shares, with total assets in excess of $5,000,000;

d.Any director or executive officer of the Company;

e.Any natural person whose individual net worth, or joint net worth with that person’s spouse, exclusive of the value of the person’s primary residence net of any mortgage debt and other liens, at the time of his or her purchase exceeds $1,000,000;

f.Any natural person who had an individual income in excess of $200,000, or joint income with that person’s spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year;

Parallel Flight Technologies, Inc. - Private Placement Memorandum

g.Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Class B Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; or

h.Any entity all of whose equity owners are accredited investors.

The term “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Class B Shares is purchased by the applicable purchaser, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Class B Shares is purchased by the applicable purchaser. In determining income, each purchaser should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains had been reduced in arriving at adjusted gross income.

Each purchaser will be required to represent to the Company in writing that the purchaser is an accredited investor under Regulation D, as described above, and may also be required to provide certain documentation in support of such representation. In addition to the foregoing requirement, each purchaser must also represent in writing that the purchaser is acquiring the Class B Shares for the purchaser’s own account and not for the account of others and not with a view to resell or distribute such securities. Each purchaser shall also be required to represent and warrant that they are acquiring the Class B Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the purchaser including, without limitation, the legal requirements of jurisdictions in which such purchaser is resident and in which such acquisition is being consummated.

Other Requirements

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?

The USA PATRIOT Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism.

The use of the United States financial system by criminals to facilitate terrorism or other crimes could taint our financial markets.  According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

with some information about money laundering and the Company’s efforts to help implement the USA PATRIOT Act.
What the Company is required to do to help eliminate money laundering?

Under new rules required by the USA PATRIOT Act, the Company’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits and establish policies and procedures designed to detect and report suspicious transaction and ensure compliance with the new laws and rules.

As part of the Company’s required program, it may ask you to provide various identification documents or other information. Until you provide the information or documents that the Company needs, it may not be able to affect any transactions for you.

Each purchaser should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations in the Subscription Agreement: Each purchaser will be required to represent that the amounts invested by the purchaser in this Offering were not and are not directly or indirectly derived from any activities that contravene Federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list.

a.Each purchaser will be required to represent and warrant in the Subscription Agreement that none of: (i) the purchaser; (ii) any person controlling or controlled by the purchaser; (iii) if the purchaser is a privately-held entity, any person having a beneficial interest in the purchaser; or (iv) any person for whom the purchaser is acting as agent or nominee in connection with such purchaser’s purchase of the Class B Shares, is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchaser cannot make the representation set forth in the preceding sentence. Each purchaser is required to promptly notify the Company should the purchaser become aware of any change in the information set forth in any of these representations. The purchaser is advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

b.Each purchaser will be required to represent and warrant in the Subscription Agreement that none of: (i) the purchaser; (ii) any person controlling or controlled by the purchaser; (iii) if the purchaser

1These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

is a privately-held entity, any person having a beneficial interest in the purchaser; or (iv) any person for whom the purchaser is acting as agent or nominee in connection with the purchaser’s purchase of the Class B Shares, is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

c.If the purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the purchaser will be required to represent and warrant in the Subscription Agreement to the Company that: (i) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (i) the Foreign Bank maintains operating records related to its banking activities; (iii) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (iv) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

How to Invest

To participate in this Offering, purchasers will need to (a) notify the Company that they wish to invest and

(b) provide additional materials and documents which will prove the investor in accredited. The process requires evidence of accreditation status pursuant to Section 506(c) of the Securities Act, which can be satisfied by completing the accreditation process required after following the link received by electronic mail after having notified the Company in one of two manners: (i) submitting evidence proving asset worth or (ii) providing the contact information for their lawyer or CPA to attest on the purchaser’s behalf. Additionally, purchasers will need to provide investment entity information, such as address and social security number or tax ID number, to pass KYC (Know Your Customer) and AML (Anti Money Laundering) checks.

Once accreditation and KYC/AML steps are complete, purchasers must complete, execute and deliver the following to the Company: (i) a signature page evidencing such prospective purchaser’s execution of the Subscription Agreement and (ii) the investment amount by transfer of cash by wire transfer or certified check to the Company, the details of which shall be provided by us.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

Subject to applicable laws, no purchaser may revoke any subscription that the purchaser delivers to us. If a subscription is wholly or partially rejected, subscription funds in the amount rejected will be returned to such purchaser, without interest, deduction or offset.

Parallel Flight Technologies, Inc. - Private Placement Memorandum

EXHIBIT A

FINANCIAL STATEMENTS

EXHIBIT B

CERTAIN FOREIGN SECURITIES LAWS NOTICES

NOTICE TO RESIDENTS OF CANADA

THE COMMON STOCK MAY BE SOLD ONLY TO PURCHASERS PURCHASING AS PRINCIPAL THAT ARE BOTH “ACCREDITED INVESTORS” AS DEFINED IN NATIONAL INSTRUMENT 45-

106 PROSPECTUS AND REGISTRATION EXEMPTIONS AND “PERMITTED CLIENTS” AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE COMMON STOCK MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS AND IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

NOTICE TO RESIDENTS OF CHINA

THE COMMON STOCK IS NOT BEING, AND MAY NOT BE, OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, WITHIN THE PEOPLE’S REPUBLIC OF CHINA (FOR SUCH PURPOSES, NOT INCLUDING THE HONG KONG AND MACAU SPECIAL ADMINISTRATIVE REGIONS OR TAIWAN, THE “PRC”), EXCEPT AS PERMITTED BY THE SECURITIES AND OTHER LAWS AND REGULATIONS OF THE PEOPLE’S REPUBLIC OF CHINA. THE COMMON STOCK MAY ONLY BE OFFERED OR SOLD TO PRC PURCHASERS THAT ARE AUTHORIZED TO ENGAGE IN THE PURCHASE OF INSTRUMENTS OF THE TYPE BEING OFFERED OR SOLD. PRC PURCHASERS ARE RESPONSIBLE FOR OBTAINING ALL RELEVANT GOVERNMENT REGULATORY APPROVALS AND LICENSES, VERIFICATION AND/OR REGISTRATION THEMSELVES, AND COMPLYING WITH ALL RELEVANT PRC REGULATIONS, INCLUDING ANY RELEVANT FOREIGN EXCHANGE AND OVERSEAS INVESTMENT REGULATIONS.

NOTICE TO RESIDENTS OF HONG KONG

COMMON STOCK MAY NOT BE OFFERED OR SOLD IN HONG KONG BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE ANY OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) (THE “CWUMP ORDINANCE”) OR WHICH DO NOT CONSTITUTE AN INVITATION TO THE PUBLIC WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (“SECURITIES AND FUTURES ORDINANCE”), OR (II) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THIS MEMORANDUM BEING A “PROSPECTUS” AS DEFINED IN THE CWUMP ORDINANCE, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE COMMON STOCK MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO INSTRUMENTS WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE OF HONG KONG OR ONLY

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TO “PROFESSIONAL INVESTORS” IN HONG KONG AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE AND ANY RULES MADE THEREUNDER.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE COMMON STOCK AND ANY RELATED DOCUMENTS ARE BEING DISTRIBUTED ONLY TO, AND DIRECTED ONLY AT (AND ANY RELATED PURCHASE ACTIVITY WILL BE ENGAGED ONLY WITH) (A) A LEGAL ENTITY THAT IS A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE, (B) FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN QUALIFIED INVESTORS AS DEFINED IN THE PROSPECTUS DIRECTIVE), SUBJECT TO OBTAINING THE PRIOR CONSENT OF ANY REPRESENTATIVE FOR ANY SUCH OFFER; OR (C) PERSON THE SALES TO WHOM WOULD BE IN ANY OTHER CIRCUMSTANCE FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE; PROVIDED THAT NO SUCH TRANSACTION MAY RESULT IN A REQUIREMENT FOR THE PUBLICATION BY THE COMPANY OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED), INCLUDING BY DIRECTIVE 2010/73/EU, AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE. THIS EUROPEAN ECONOMIC AREA SELLING RESTRICTION IS IN ADDITION TO ANY OTHER APPLICABLE SELLING RESTRICTIONS SET FORTH HEREIN.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM THE COMMON STOCK IS BEING DISTRIBUTED ONLY TO, AND ARE DIRECTED ONLY AT (AND ANY PURCHASE ACTIVITY TO WHICH THEY RELATE WILL BE ENGAGED ONLY WITH) (I) INVESTMENT PROFESSIONALS (WITHIN THE MEANING OF ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 AS AMENDED (THE “FPO”)); (II) PERSONS OR ENTITIES OF A KIND DESCRIBED IN ARTICLE 49 OF THE FPO; (III) CERTIFIED SOPHISTICATED INVESTORS (WITHIN THE MEANING OF ARTICLE 50(1) OF THE FPO); AND (IV) OTHER PERSONS TO WHOM THEY MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). PERSONS WHO ARE NOT RELEVANT PERSONS SHOULD NOT TAKE ANY ACTION IN CONNECTION WITH THE COMMON STOCK OR BASED UPON ANY DOCUMENTS USED IN CONNECTION THEREWITH. IT IS A CONDITION OF THE PURCHASER’S ACQUISITION OF THE COMMON STOCK THAT THE PURCHASER WARRANT TO THE COMPANY, ITS DIRECTORS, AND ITS OFFICERS THAT THE PURCHASER IS A RELEVANT PERSON. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH HAVE NOT BEEN APPROVED BY ANY AUTHORIZED PERSON.

NOTICE TO RESIDENTS OF JAPAN

THE COMMON STOCK IS BEING OFFERED TO A LIMITED NUMBER OF QUALIFIED INSTITUTIONAL INVESTORS (TEKIKAKU KIKAN TOSHIKA, AS DEFINED IN THE SECURITIES EXCHANGE LAW OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED)) AND/OR A SMALL NUMBER OF INVESTORS, IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES EXCHANGE LAW AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN. AS SUCH, THE COMMON STOCK HAS NOT BEEN REGISTERED AND

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WILL NOT BE REGISTERED UNDER THE SECURITIES EXCHANGE LAW OF JAPAN. PURCHASERS OF THE COMMON STOCK AGREE NOT TO RE-TRANSFER OR RE-ASSIGN THE COMMON STOCK TO ANYONE OTHER THAN NON-RESIDENTS OF JAPAN EXCEPT PURSUANT TO A PRIVATE PLACEMENT EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES EXCHANGE LAW AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

NOTICE TO THE RESIDENTS OF THE RUSSIAN FEDERATION

THE COMMON STOCK AND ANY RELATED DOCUMENTS ARE NOT AN OFFER, OR AN INVITATION TO MAKE OFFERS, TO SELL, PURCHASE, EXCHANGE OR OTHERWISE TRANSFER SECURITIES OR FOREIGN FINANCIAL INSTRUMENTS TO OR FOR THE BENEFIT OF ANY PERSON OR ENTITY RESIDENT, INCORPORATED, ESTABLISHED OR HAVING THEIR USUAL RESIDENCE IN THE IN THE RUSSIAN FEDERATION, EXCEPT “QUALIFIED INVESTORS” (AS DEFINED UNDER RUSSIAN SECURITIES LAWS) TO THE EXTENT PERMITTED UNDER RUSSIAN SECURITIES LAWS. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH ARE NOT AN ADVERTISEMENT IN CONNECTION WITH THE “PLACEMENT” OR A “PUBLIC CIRCULATION” (AS BOTH TERMS ARE DEFINED UNDER RUSSIAN SECURITIES LAW) OF ANY SECURITIES, AND THE COMMON STOCK IS NOT INTENDED FOR “PLACEMENT” OR “PUBLIC CIRCULATION” IN THE RUSSIAN FEDERATION, IN EACH CASE UNLESS OTHERWISE PERMITTED UNDER RUSSIAN SECURITIES LAWS. NEITHER THE COMMON STOCK NOR A PROSPECTUS RELATING HERETO HAVE BEEN OR WILL BE REGISTERED WITH THE CENTRAL BANK OF THE RUSSIAN FEDERATION.

NOTICE TO RESIDENTS OF SINGAPORE

THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH HAVE NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (“SFA”). ACCORDINGLY, THE COMMON STOCK AND ANY OTHER DOCUMENT IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, THEREOF MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY IT BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO ANY PERSON IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA. WHERE ANY COMMON STOCK IS SUBSCRIBED FOR OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY OF THE TRUST IS AN ACCREDITED INVESTOR, THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT TRUST HAS ACQUIRED THE SHARES UNDER SECTION 275 OF THE SFA EXCEPT (I) TO AN INSTITUTIONAL INVESTORUNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), (II) WHERE SUCH TRANSFER ARISES FROM AN OFFER THAT IS MADE ON TERMS THAT SUCH RIGHTS OR INTEREST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN S$200,000 (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION (WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS), (III) WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER, (IV) WHERE THE TRANSFER IS

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BY OPERATION OF LAW, (V) AS SPECIFIED IN SECTION 276(7) OF THE SFA, OR (VI) AS SPECIFIED IN REGULATION 32.

NOTICE TO RESIDENTS OF SOUTH KOREA

THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH ARE NOT, AND UNDER NO CIRCUMSTANCES MAY BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN SOUTH KOREA. NEITHER THE COMPANY NOR ANY PLACEMENT AGENT MAY MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY PERSON TO ACQUIRE A COMMON STOCK UNDER THE LAWS OF SOUTH KOREA, INCLUDING, WITHOUT LIMITATION, INDIRECT INVESTMENT ASSET MANAGEMENT BUSINESS LAW, THE SECURITIES AND EXCHANGE ACT AND THE FOREIGN EXCHANGE TRANSACTION ACT AND REGULATIONS THEREUNDER. THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE SECURITIES AND EXCHANGE ACT, SECURITIES INVESTMENT TRUST BUSINESS ACT OR THE SECURITIES INVESTMENT COMPANY ACT OF SOUTH KOREA AND THE COMMON STOCK MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN SOUTH KOREA OR TO ANY RESIDENT OF SOUTH KOREA, EXCEPT PURSUANT TO THE APPLICABLE LAWS AND REGULATIONS OF SOUTH KOREA.

NOTICE TO RESIDENTS OF SWITZERLAND

COMMON STOCK MAY NOT BE PUBLICLY OFFERED IN SWITZERLAND AND WILL NOT BE LISTED ON THE SIX SWISS EXCHANGE (“SIX”) OR ON ANY OTHER STOCK EXCHANGE OR REGULATED TRADING FACILITY IN SWITZERLAND. COMMON STOCK AND ANY RELATED DOCUMENTS HAVE BEEN PREPARED WITHOUT REGARD TO THE DISCLOSURE STANDARDS FOR ISSUANCE PROSPECTUSES UNDER ART. 652A OR ART. 1156 OF THE SWISS CODE OF OBLIGATIONS OR THE DISCLOSURE STANDARDS FOR LISTING PROSPECTUSES UNDER ART. 27 FF. OF THE SIX LISTING RULES OR THE LISTING RULES OF ANY OTHER STOCK EXCHANGE OR REGULATED TRADING FACILITY IN SWITZERLAND. NEITHER COMMON STOCK NOR ANY RELATED MARKETING MATERIAL MAY BE PUBLICLY DISTRIBUTED OR OTHERWISE MADE PUBLICLY AVAILABLE IN SWITZERLAND. THE COMMON STOCK AND ANY RELATED MARKETING MATERIALS HAVE NOT BEEN AND WILL NOT BE FILED WITH OR APPROVED BY ANY SWISS REGULATORY AUTHORITY, PARTICULARLY INCLUDING THE SWISS FINANCIAL MARKET SUPERVISORY AUTHORITY (“FINMA”), AND THEY HAVE NOT BEEN AUTHORIZED UNDER THE SWISS FEDERAL ACT ON COLLECTIVE INVESTMENT SCHEMES (“CISA”). THE PROTECTIONS AFFORDED TO ACQUIRERS OF INTERESTS IN COLLECTIVE INVESTMENT SCHEMES UNDER THE CISA DOES NOT EXTEND TO ACQUIRERS OF COMMON STOCK.

NOTICE TO RESIDENTS OF ISRAEL

THE COMPANY DOES NOT INTEND TO OFFER THE COMMON STOCK TO THE PUBLIC IN ISRAEL WITHIN THE MEANING OF THE ISRAELI SECURITIES LAW, 1968, OR OFFER COMMON STOCK, WITHIN ANY SPECIFIC YEAR, TO MORE THAN 35 OFFEREES RESIDENT IN ISRAEL. EACH OFFEREE MUST AND HEREBY DOES WARRANT TO THE COMPANY THAT IT IS PURCHASING COMMON STOCK FOR INVESTMENT PURPOSES ONLY AND NOT FOR PURPOSES OF RESALE.

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NOTICE TO RESIDENTS OF UKRAINE

THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH DO NOT CONSTITUTE AN OFFER OF THE COMMON STOCK IN THE UKRAINE. THE COMMON STOCK HAS NOT BEEN OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UKRAINE, EXCEPT AS MAY BE PERMITTED BY LAW.

NOTICE TO RESIDENTS OF INDIA

THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH AND ANY RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL TO OR AN OFFER TO BUY INTEREST FROM ANY PERSON OTHER THAN THE PERSON TO WHOM THIS MEMORANDUM HAS BEEN SENT BY THE COMPANY OR ITS AUTHORIZED AGENTS. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH SHOULD NOT BE CONSTRUED AS A PROSPECTUS. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH ARE NOT BEING OFFERED FOR SALE OR SUBSCRIPTION BUT ARE BEING PRIVATELY PLACED WITH A LIMITED NUMBER OF SOPHISTICATED INVESTORS, AND PROSPECTIVE INVESTORS MUST OBTAIN LEGAL ADVICE THAT THEY ARE ENTITLED TO SUBSCRIBE FOR THESE INSTRUMENTS AND MUST COMPLY WITH ALL RELEVANT INDIAN LAWS IN THIS RESPECT.

NOTICE TO RESIDENTS OF AUSTRALIA

NO COMMON STOCK, PLACEMENT DOCUMENT, PROSPECTUS, PRODUCT DISCLOSURE STATEMENT OR OTHER DISCLOSURE DOCUMENT HAS BEEN LODGED WITH THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION (ASIC), IN RELATION TO THIS OFFERING. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH AND ANY RELATED DOCUMENTS DO NOT CONSTITUTE A PROSPECTUS, PRODUCT DISCLOSURE STATEMENT OR OTHER DISCLOSURE DOCUMENT UNDER THE CORPORATIONS ACT 2001 (OR THE CORPORATIONS ACT) AND DO NOT PURPORT TO INCLUDE THE INFORMATION REQUIRED THEREFOR. ANY OFFER IN AUSTRALIA OF THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH MAY ONLY BE MADE TO “SOPHISTICATED INVESTORS” (WITHIN THE MEANING OF SECTION 708(8) OF THE CORPORATIONS ACT), “PROFESSIONAL INVESTORS” (WITHIN THE MEANING OF SECTION 708(11) OF THE CORPORATIONS ACT) OR OTHERWISE PURSUANT TO ONE OR MORE EXEMPTIONS CONTAINED IN SECTION 708 OF THE CORPORATIONS ACT SO THAT IT IS LAWFUL TO OFFER THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH WITHOUT DISCLOSURE TO INVESTORS UNDER CHAPTER 6D OF THE CORPORATIONS ACT. THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH MUST NOT BE OFFERED FOR SALE IN AUSTRALIA IN THE PERIOD OF 12 MONTHS AFTER THE DATE OF ALLOTMENT UNDER THIS OFFERING, EXCEPT IN CIRCUMSTANCES (I) WHERE DISCLOSURE TO PURCHASERS UNDER CHAPTER 6D OF THE CORPORATIONS ACT WOULD NOT BE REQUIRED PURSUANT TO AN EXEMPTION UNDER SECTION 708 OF THE CORPORATIONS ACT OR OTHERWISE OR (II) WHERE THE OFFER IS PURSUANT TO A DISCLOSURE DOCUMENT WHICH COMPLIES WITH CHAPTER 6D OF THE CORPORATIONS ACT. ANY PERSON ACQUIRING THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH MUST OBSERVE SUCH AUSTRALIAN ON- SALE RESTRICTIONS.

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NOTICE TO RESIDENTS OF THAILAND

THE COMMON STOCK AND ANY DOCUMENTS USED IN CONNECTION THEREWITH HAVE NOT BE APPROVED BY THE OFFICE OF THE THAI SECURITIES EXCHANGE COMMISSION (“TSEC”), AND NO REGISTRATION STATEMENT AND DRAFT PROSPECTUS HAVE BEEN FILED WITH THE TSEC AND HAVE BECOME EFFECTIVE, IN RELIANCE ON APPLICABLE EXEMPTIONS FROM SUCH REQUIREMENTS, INCLUDING FOR OFFERS TO “INSTITUTIONAL INVESTORS” UNDER THE SECURITIES AND EXCHANGE ACT AND ANY RELATED ACT OR RULES.

NOTICE TO RESIDENTS OF BRAZIL

THE OFFER OF COMMON STOCK HAS NOT BEEN AND WILL NOT BE ISSUED NOR PLACED, DISTRIBUTED, OFFERED OR NEGOTIATED IN THE BRAZILIAN CAPITAL MARKETS. NEITHER THE COMPANY NOR THE ISSUANCE OF COMMON STOCK HAS BEEN OR WILL BE REGISTERED WITH THE BRAZILIAN SECURITIES AND EXCHANGE COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, THE CVM). THEREFORE, NEITHER THE COMPANY NOR ANY OF ITS AGENTS HAS OFFERED OR SOLD, AND WILL NOT OFFER OR SELL, THE COMMON STOCK IN BRAZIL, EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING, PLACEMENT, DISTRIBUTION OR NEGOTIATION OF SECURITIES IN THE BRAZILIAN CAPITAL MARKETS REGULATED BY BRAZILIAN LEGISLATION.

NOTICE TO RESIDENTS OF ARGENTINA

THE COMMON STOCK IS NOT AUTHORIZED FOR PUBLIC OFFERING IN ARGENTINA AND THEY MAY NOT BE SOLD PUBLICLY UNDER THE ARGENTINE CAPITAL MARKETS LAW NO. 26,831, AS AMENDED. THEREFORE, ANY SUCH TRANSACTION MUST BE MADE PRIVATELY.

NOTICE TO RESIDENTS OF ALL OTHER JURISDICTIONS

NO ACTION HAS BEEN TAKEN TO PERMIT THE OFFER, SALE, POSSESSION OR DISTRIBUTION OF THE COMMON STOCK OR ANY RELATED DOCUMENTS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. THE PURCHASERS ARE REQUIRED TO INFORM THEMSELVES ABOUT, AND TO OBSERVE ANY RESTRICTIONS RELATING TO, THE COMMON STOCK AND ANY RELATED DOCUMENTS IN THE PURCHASER’S JURISDICTION.

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